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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the inclusion in this registration statement on Form S-4 (File No. 333-57209) of our report dated February 23, 1996, on our audit of the consolidated statements of operations, stockholders' deficit and cash flows for the year ended December 31, 1995 of Outsourcing Services Group, Inc. and subsidiary. We also consent to the reference to our firm under the caption "Experts".



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
September 4, 1998